OFFERING CIRCULAR

ENVIRO-SERV, INC.

2,434,929,600 SHARES OF COMMON STOCK

MAXIMUM OFFERING: $ 243,493

Purchase Price: $ 0.0001 per share

Enviro-Serv, Inc., a Delaware corporation (“Enviro-Serv,” the “Company,” or “we”) hereby offers (the “Offering”) 2,434,929,600  shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price per share of $ 0.0001 , up to an aggregate purchase price of $ 243,493 .  This offering is being made on a “best efforts” basis.  We will continue the offering until Shares with an aggregate sales price of $ 243,493 have been sold, or until December 31, 2016 , whichever is earlier.

The offering is being conducted on a “best efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the Shares.  The officers will not receive any commission or any other remuneration for these sales.  In offering the Shares on our behalf, our CEO Mr. Christoph Trina will rely on the safe harbor from broker-dealer registration, set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Shares will be offered for sale at a price of $ 0.0001 per Share.  If all of the Shares are purchased, the gross proceeds to us will be $ 243,493 .  However, since the Offering is being conducted on a “best efforts” basis, there is no minimum number of Shares that must be sole, meaning we will retain any proceeds from the sale of the Shares sold in this Offering.  Accordingly, all funds raised in the Offering will become immediately available to us and may be used as they are accepted.  Investors will not be entitled to a refund and could lose their entire investment.

Due to insufficient progress in prior business operations as it relates to technology transfer, the Issuer has repositioned itself to specialize in providing property maintenance services geographically concentrated in Florida. Through an aggressive acquisition strategy, the Issuer is seeking to build a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and landscaping care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings. The company currently has one active 100% wholly owned subsidiary named Pestmaster Services , a Florida licensed full service pest Control Company located in St. Petersburg. The Company is not and has never been a shell.

The mailing address of our office is: 4210 W. Gray St. Suite 1, Tampa, FL 33609 .  Our phone number is: (813) 708-9910 .

Investing in our Common Stock involves a high degree of risk, including the risk that you could lose all of your investment.  Please read “Risk Factors,” beginning on Page 13 of this Offering Circular about the risks you should consider before investing.

	Offering Price to the Public	Commissions	Net Proceeds (25% of Shares Sold)	Net Proceeds (50% of Shares Sold)	Net Proceeds (75% of Shares Sold)	Net Proceeds (100% of Shares Sold)
Per Share	$ 0.0001	NOT APPLICABLE	$ 0.0001	$0.0001	$0.0001	$0.0001
Total (1)	$ 243,493	NOT APPLICABLE	$ 60,873	$121,746	$182,619	$243,493

(1)	Before deducting expenses of the Offering, which are estimated to be approximately $15,000.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.  THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

The approximate date of proposed sale to the public:  As soon as practicable after the offering is qualified (the “Effective Date”).

The date of this Offering Circular is [January ___], 2016.

IMPORTANT NOTICES TO INVESTORS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

FOR NEW YORK RESIDENTS ONLY: THE SECURITIES HAVE BEEN QUALIFIED UNDER NEW YORK SECURITIES LAW.

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in the Shares.

You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company, discussed under the “Risk Factors” section of the Offering Circular before making an investment decision.

Some of the statements in this Offering Circular are forward-looking statements.  See the Section entitled, “Cautionary Statement Regarding Forward-Looking Statements.”

Business Overview

General

Enviro-Serv, Inc. is a Tampa based corporation specializing in providing property maintenance services in geographically concentrated Florida. Through an aggressive acquisition strategy, the Issuer is building a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and landscaping care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings.  The Issuer is not and has never been a shell. To date, Enviro-Serv, Inc. has one wholly owned subsidiary, X-Terminate Pest Management Inc. which has recently changed its name to Pestmaster Services , commencing operations a/o June 1, 2013. Pestmaster Services is a full service Florida licensed pest control operation based in St. Petersburg Florida originally launched in 2009 and is revenue producing. Enviro-Serv, Inc. and   Pestmaster Services combined have 5 total employees. Enviro-Serv, Inc. hasn’t reached profitability as of yet and to do so must find suitable acquisition targets in any/all segments of above listed service industry groups. Enviro-Serv, Inc. is emphasizing mergers/acquisitions within the pest control space currently as the sweet spot of the calendar year (July-October) approaches. The busy time for Florida pest control companies is generally the summer months.  In varying times between April and May of each year, dry wood termites begin to swarm.  This swarm results in customers calling for service.  That service is usually performed between June and October.  Similarly, ant and  cockroach populations  typically balloon in May and June of each year, in Florida, resulting in increased customer service calls following these months.

 Our offices are located at 4210 W. Gray St. Suite 1, Tampa, FL 33609.   Our phone number is: (813) 708-9910 .

The names and history of the Issuer’s predecessors

The Issuer was first incorporated under the name “DP Charters” in Nevada on December 18, 1997.  On April 18, 2002, the Issuer changed its name to “Nomadic Collaboration International, Inc.”

Effective May 30, 2003, LGC Acquisition Company, a Delaware corporation and wholly owned subsidiary of Nomadic Collaboration International, Inc., a Nevada corporation, merged with and into LiquidGolf Corporation, a Delaware corporation, such that LiquidGolf Corporation was the surviving entity, and by virtue thereof, LiquidGolf Corporation became a wholly owned subsidiary of the Issuer.

On September 29, 2003, the Issuer completed a re-incorporation merger into a Delaware corporation thus changing the state of incorporation from Nevada to Delaware.  As a result of the merger, the name of the Company changed to LiquidGolf Holding Corporation.  Issuer’s business operations at that time became the sale of golf equipment.

On August 12, 2004, the Issuer determined to change the name of the Issuer from LiquidGolf Holding Corporation to Horizon Holding Corporation to reflect the Issuer’s business decision to diversify its business operations beyond the sale of golf equipment.  As part of this effort, in January 2006, the Issuer purchased the Silent Sword TM software and all trademarks, service marks, and logos.  On April 28, 2006 a majority of our stockholders of the Issuer approved changing the name of the Issuer from Horizon Holding Corporation to Inverted Paradigms Corporation to reflect the Issuer’s business direction of developing the Silent Sword TM software.

Eventually, the Issuer was not successful in achieving commercially viable operations in the sale of golf equipment or in the sale software.  The Issuer discontinued the sale of golf equipment in August of 2006 and the sale of software in July of 2007.  On October 2, 2007, the Issuer entered into an agreement with GAMI, LLC for GAMI, LLC to purchase from the Issuer the Silent Sword TM software and thereafter consummated the sale.

In September of 2007 the Issuer determined to focus its business interests in researching, developing and commercializing innovative, leading-edge technologies.  On September 7, 2007, Mr. Christoph Trina was hired to serve as the CEO of the Issuer in order to pursue the new business direction.  The Issuer thereafter changed its name to Transfer Technology International Corp. before again changing the name to Enviro-Serv, Inc. on April 3, 2013.

The Business Plan

Due to insufficient progress in prior business operations as it relates to technology transfer, the Company has repositioned itself to specialize in providing property maintenance services in Florida. Through an aggressive acquisition strategy, the Company is seeking to build a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and landscaping care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings.

The Offering

Issuer:                                                      Enviro-Serv, Inc., a Delaware corporation.

Security Offered:                                    Shares of Common Stock, par value $0.0001

Price per Share:                                       $ 0.0001

Minimum Offering:                                 None.

Maximum Offering:                                $ 243,493

Minimum Investment:                          None.

Offering Period:	The Offering commenced on January 12, 2015, and will close upon the earlier of (1) the sale of the Shares with an aggregate sales price of $ 243,493 , or (2) December 31, 2016.

Voting Rights:	Stockholders will have one vote per share for each Share owned by them in all matters, including the election of Directors, as provided in the Delaware General Corporation Law.

Dividends:	We do not anticipate that we will declare or pay regular dividends on our Common Stock in the foreseeable future.

Dilution:	Purchasers of Shares of our Common Stock will suffer an immediate dilution of $ 0.00026 per share.

Use of Proceeds:
The net proceeds of this offering will be used primarily for equipment, administration, marketing, key employees, working capital and acquisitions.  In addition, some of the proceeds will be used for other corporate purposes.  Expenses of the Offering are estimated to be approximately $15,000.

Trading our Shares	Shares of our Common Stock is traded on the OTC Markets Group.

Exchange Act Disclosure:	The Company is not required to provided disclosure pursuant to the Exchange Act.

Risk Factors:
An investment in the Company is highly speculative and involves substantial risks.  Prospective Investors should carefully review and consider the factors described under the “Risk Factors” section below.

We have qualified the offering for sale in  New York and plan to qualify the offering in such other states as we may determine from time to time.  We may also offer or sell Shares in other states in reliance on exemptions from registration requirements of the laws of those states.  However, we will not make any general solicitation or advertisement of this offering in any jurisdiction that this offering is not registered.  The offering is being conducted on a “best efforts” basis, which means our officers will attempt to sell the Shares to prospective investors without the use of an underwriter.  We will not pay any commissions or remuneration to any person, including the officers of the Company, for the sale of any securities in this offering.

Summary Financial Information
Enviro-Serv, Inc.
Condensed Consolidated Balance Sheet
September 30, 2015
(Unaudited)

ASSETS
Cash	$10,417
Deposit	7,500
Accounts receivable	10,100
Inventory	1,800
Property and equipment (net after accumulated depreciation)	11,643
Other Assets	2,191
Goodwill	300,000
Pestmaster franchise fee	63,000

TOTAL ASSETS	$406,651

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	$11,374
Accrued expenses	571,021
Convertible notes and notes payable	558,371
TOTAL CURRENT LIABILITIES	$1,140,766

STOCKHOLDERS EQUITY
Common stock	$382,979
Preferred Class A stock	103,500
Preferred Class B stock	300,000
Accumulated (deficit)	(1,520,594)
TOTAL STOCKHOLDERS EQUITY	$(734,115)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$406,651

PLEASE SEE COMPLETE FINANCIAL STATEMENTS FOR THE COMPANY, ITS PREDECESSOR ENTITY AND INTERIM, 2015 FINANCIAL STATEMENTS, BEGINNING ON PAGE 34.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have limited operating history. Revenues from operations are uncertain and may not be able to be sustained.

We have a limited operating history.  From inception we have minimal income. We have reported a net loss of approximately $204,000 from the date of inception through December 31, 2014 .  We expect to continue to incur minimal net income and marginally positive cash flow from operations in the near future, and we will continue to experience losses for at least as long as it takes our company to reach a sales level which will support profitable operations. There can be no assurance that we will achieve material revenues in the future.   Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

Our lack of any operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We do not have any material operating history, which makes it impossible to evaluate our business on the basis of historical operations.  Our history as a company makes it difficult for us to predict future performance. Although this is true for any business, it is particularly true for us because of our limited operating history.

Mr. Trina and Dr. Shultz are key personnel.  Loss of either of them could adversely affect our business.

If either Mr. Trina or Dr. Shultz were to die, become disabled, or leave our company, we would be forced to retain individuals to replace them. There is no assurance that we can find suitable persons to replace them if that becomes necessary. We have no “Key Man” life insurance at this time.  Mr. Trina is a party to an Employment Agreement made as of April 1, 2013, a copy of which is attached hereto as Exhibit 4.

Mr. Trina has voting control over the Company

Mr. Trina has control over key decision making as a result of his ownership of a majority of the common stock (after giving consideration to the conversion rights on the Series A Convertible Stock).  Mr. Trina will be able to exercise voting rights with respect to an aggregate of shares of common stock, representing a majority of the voting power of our outstanding capital stock. As a result, Mr. Trina has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Trina has the ability to control the management and affairs of our company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Trina controls our company at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member and officer, Mr. Trina owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Trina is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

We are subject to intense competition

We face intense competition, which could harm our business, and we expect competition to intensify in the future. If we fail to remain competitive, then our revenues may decline, which could adversely affect our future operating results and our ability to grow our business. We compete with large pest control companies, as well as numerous smaller pest control companies for a finite number of customers. We believe that the principal competitive factors in the market areas that we serve are product and service quality and availability, terms of guarantees, reputation for safety, technical proficiency and price. Although we believe that our experience and reputation for safety and quality service is excellent, we cannot assure that we will be able to maintain our competitive position.

Demand for our services cannot be predicted

While we believe that there is considerable potential demand for our services, there is no way to estimate the amount of demand or the potential revenue that we can realize in any given time period.  Likewise, we cannot estimate how quickly or efficiently demand will result in any particular level of revenue or income for us.  In addition, we have noted that much of our demand stems from termite swarms that occur at various times in April or May of each year.  Demand for our services is directly related to the size of the swarms, which vary from year to year.  We cannot predict the size of swarms in any year in the future.

We may not be able to identify, complete or successfully integrate acquisitions

Acquisitions will be an important element of our business strategy. We cannot assure that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We cannot assure that we will be able to integrate successfully the operations and assets of any acquired business with our own business.  Any inability on our part to integrate and manage the growth from acquired businesses could have a material adverse effect on our results of operations and financial condition.

Our operations are affected by adverse weather conditions

Our operations are directly affected by the weather conditions in our market area. The business of the Company is affected by the seasonal nature of the Company's pest and termite control services. The increase in pest pressure and activity, as well as the metamorphosis of termites in the spring and summer (the occurrence of which is determined by the timing of the change in seasons), has historically resulted in an increase in the revenue and income of the Company's pest and termite control operations during such periods.

Our inability to attract and retain skilled workers may impair growth potential and profitability

Our ability to remain productive and profitable will depend substantially on our ability to attract and retain skilled workers. Our ability to expand our operations is in part impacted by our ability to increase our labor force. The demand for skilled employees is high, and the supply is very limited. A significant increase in the wages paid by competing employers could result in a reduction in our skilled labor force, increases in the wage rates paid by us, or both. If either of these events occurred, our capacity and profitability could be diminished, and our growth potential could be impaired.

Our operations may be adversely affected if we are unable to comply with regulatory and environmental laws

Our business is significantly affected by environmental laws and other regulations relating to the pest control industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We believe our present operations substantially comply with applicable federal and state environmental laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations to date. However, such environmental laws are changed frequently. We are unable to predict whether environmental laws will, in the future, materially affect our operations and financial condition. Penalties for noncompliance with these laws may include cancellation of licenses, fines, and other corrective actions, which would negatively affect our future financial results.

Risks Related to Our Common Stock

We may conduct further offerings of our common stocks and/or preferred convertible stocks in the future in which case investors' shareholdings will be diluted.

Since our inception, we have relied on sales of our common stock to fund our operations.  We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, investors' percentage interests in us will be diluted. The result of this could reduce the value of current investors' stock. Furthermore, from time to time, we may issue preferred class of shares which are convertible into our common stocks. Upon conversion, investors’ percentage interests in us will be diluted which could reduce the value of current investors’ stocks.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC PINK is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading in our common stock on the OTC Pink Sheets is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Our common stock is currently listed for public trading on the OTC Pink Sheets under the ticker symbol, EVSV. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Need for additional capital

In order to pursue our strategy of growth by acquisition, we may need to raise additional capital through the sale of our stock, or other securities, including debt instruments.  Any future sale of our stock has the potential to dilute current stockholders.  Additionally, there can be no guarantee that any future offerings of securities will be sufficient to raise the capital needed by the Company for its expansion plans.  Failure to raise the capital that may be required may substantially impact the growth plans for the business, and the ability of the Company to achieve or continue profitable operations.

DILUTION

Dilution is the amount by which the offering price paid by the purchasers of the Shares of Common Stock sold in this Offering will exceed the net tangible book value per share of Common Stock after the Offering.  If you invest in Common Stock, your shares will be diluted to the extent of the difference between the offering price per share of the Share, and the pro forma net tangible book value per share of our Common Stock after the Offering.

Our pro forma net tangible book value as of September 30, 2015 , was $ (1,034,115), or $ (0.00041) per share of our Common Stock.  We calculate net tangible book value per share by calculating our total tangible assets less liabilities and dividing it by the number of outstanding shares (2,515,070,400) of our Common Stock.

After giving effect to the sale of 2,434,929,600 Shares of our Common Stock in this offering at a price of $0.0001 and after deducting estimated offering expenses of $15,000, payable by us, our net tangible book value, which we refer to as our pro forma net tangible book value, as of September 30, 2015 , would have been approximately $ (805,623) or ($ 0.00016 ) per share of our Common Stock.

This amount represents an immediate increase of our pro forma net tangible book value of $243,492 to our existing stockholders, and an immediate dilution of $0.00026 in our pro forma net tangible book value per Share to new investors purchasing the Shares of our Common Stock at the offering price.  We calculate dilution per share to new investors by subtracting the pro forma net tangible book value per share from the offering price paid by the new investor.

The dilution associated with the offering is as follows:

	Offering	606,232,400 shares issued	1,212,464,800 shares issued	2,434,929,600 shares issued
Offering price	$ 0.0001	$ 0.0001	$ 0.0001	$ 0.0001
Net Tangible Book Value Before Offering (per share)	$ (0.00041)	$ (0.00041)	$ (0.00041)	$ (0.00041)
Net Tangible Book Value After Offering (per share)	$ (0.00016)	$ (0.00032)	$ (0.00025)	$ (0.00016)
Dilution per share to Investors	$ 0.00026	$ 0.00042	$ 0.00035	$ 0.00026
Dilution percentage to Investors	260%	420%	350%	260%

PLAN OF DISTRIBUTION

The Shares to be offered in connection with this Offering shall be offered by the officers of our Company, mainly Mr. Christoph Trina, through their contacts and word of mouth.  The Company is not using a selling agent or finder in connection with this Offering.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver a Subscription Agreement to the Company and wire funds for its subscription amount in accordance with the instructions included in the Subscription Agreement which accompanies this Offering Circular.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason.  If the Offering terminates, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

There are no arrangements for the return of funds to subscribers of all of the securities to be offered are not sold.

This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

State Qualification and Suitability Standards

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.  An investment in the Shares involves substantial risks and possible loss by Investors of their entire investment.  See, “Risk Factors.”

The Shares have been qualified under the securities laws of the State of New York .  We plan to qualify the Offering in such other state securities regulatory authorities as we may determine from time to time.

Some of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling our Shares to others.  If so, they will have to comply with the regulations of the SEC and FINRA relating to underwriters.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,434,929,600 Shares of our Common Stock in this Offering at an offering price of $ 0.0001 will be $ 243,493 before deducting our estimated offering expenses of approximately $15,000.

Assuming $ 243,493 is raised in this offering, a portion of the proceeds will be allocated to the Company’s subsidiary Pestmaster Services , and the remaining proceeds will be used by the Company. The following table sets out the allocation of use of proceeds in the event that 100% of the expected funding are raised and in the event that only 50% of funding is raised.

	50% of the securities offered are sold (less $15,000 in expenses)	100% of the securities offered are sold (less $15,000 in expenses)
Allocation of Use of Proceeds	$106,746	$228,492
For the Wholly-owned subsidiary Pestmaster Services:
Trucks and equipment to be purchased:
1. Two FORD 150 never used pick up, fully rigged (with pump, sprayer, tanks, reels and hose)	$11,880	$11,880

Advertising & marketing 2015 budget:
Billboards, radio, TV & print	$29,092	$29,092
Relocate x-term HQ to South Tampa lease	$6,600	$6,600
Key personnel hiring certified operator and lawn expert	$26,400	$26,400
General working capital	$22,828	$31,628
Total use of proceeds for Pestmaster Services	$96,800	$105,600

Total amount of proceeds remaining for Issuer, Enviro-Serv, Inc.:	$9,946	$122,892

Purchase client base in the pest control, lawn maintenance and air conditioning sectors for business expansion	$0	$54,280
Purchase appropriate trucks and equipment	$0	$20,700

Key Personnel Hiring:
VP Business Expansion & Development	$0	$11,500
VP Finance	$0	$11,500
General working capital	$9,946	$24,912
Total use of proceeds Enviro-Serv, inc. Issuer	$9,946	$122,892

Total use of proceeds for the Issuer - Enviro-Serv, Inc. and its wholly-owned subsidiary Pestmaster Services	$106,746	$228,492

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

In the event that less than the $ 243,493 provided for in this offering is raised, the priority of the Company is to apply the proceeds to our wholly-owned subsidiary Pestmaster Services first, in the order of items as identified in the table above, under the heading for “ Pestmaster Services ”.  After the funding needs of Pestmaster Services have been met, we will apply the proceeds to the objectives identified above, on a pro-rata basis, to the Issuer Enviro-Serv, Inc.

DIVIDEND POLICY

We declared a stock dividend on July 28 and on September 16, 2014, however, future dividends are not anticipated, at this time.  We do not anticipate that we will declare or pay regular dividends on our Common Stock in the foreseeable future, as we generally intend to invest any future earnings in the development and growth of our business.  Future dividends, if any, will be at the discretion of our Board of Directors and will depend on many factors, including general economic and business conditions, our strategic plans, our financial results and conditions, legal requirements, and contractual obligations or limitations and other factors that our Board of Directors deems relevant.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements. When used in this Offering Circular or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Offering Circular are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Offering Circular might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

DESCRIPTION OF BUSINESS

Overview

Research has proven that approximately 75% of property service/maintenance companies employ fewer than 5 people. This business model is one that indicates that in fact most small service companies are managed by highly trained technicians.  Although these companies may be smaller in size than their national counterparts, they are usually running profitable, well run companies and they are enjoying higher than average margins in their respective business models. This market place is often in need of capital for expansion, business consulting, exit strategies and business valuation needs in the event of merger and/or acquisitions. This creates an opportunity for a company such as Enviro-Serv Inc. whose common stocks are quoted on the OTC Bulletin Board (OTCBB) to utilize stock, cash or stock/cash hybrid to partner with such entities and to put them under our corporate umbrella. With our high quality management team and experience it is Enviro-Serv’s strategy is to achieve growth by creating synergy through acquisition of private companies that are highly profitable in their space.

The following is a description of the scope of our services:

Date and State of Incorporation:

The Issuer was first incorporated under the name “DP Charters” in Nevada on December 18, 1997.  On April 18, 2002, the Issuer changed its name to “Nomadic Collaboration International, Inc.”

Effective May 30, 2003, LGC Acquisition Company, a Delaware corporation and wholly owned subsidiary of Nomadic Collaboration International, Inc., a Nevada corporation, merged with and into LiquidGolf Corporation, a Delaware corporation, such that LiquidGolf Corporation was the surviving entity, and by virtue thereof, LiquidGolf Corporation became a wholly owned subsidiary of the Issuer.

On September 29, 2003, the Issuer completed a re-incorporation merger into a Delaware corporation thus changing the state of incorporation from Nevada to Delaware.  As a result of the merger, the name of the Company changed to LiquidGolf Holding Corporation.  Issuer’s business operations at that time became the sale of golf equipment.

On August 12, 2004, the Issuer determined to change the name of the Issuer from LiquidGolf Holding Corporation to Horizon Holding Corporation to reflect the Issuer’s business decision to diversify its business operations beyond the sale of golf equipment.  As part of this effort, in January 2006, the Issuer purchased the Silent Sword TM software and all trademarks, service marks, and logos.  On April 28, 2006 a majority of our stockholders of the Issuer approved changing the name of the Issuer from Horizon Holding Corporation to Inverted Paradigms Corporation to reflect the Issuer’s business direction of developing the Silent Sword TM software.

Eventually the Issuer was not successful in achieving commercially viable operations in the sale of golf equipment or in the sale software.  The Issuer discontinued the sale of golf equipment in August of 2006 and the sale of software in July of 2007.  On October 2, 2007, the Issuer entered into an agreement with GAMI, LLC for GAMI, LLC to purchase from the Issuer the Silent Sword TM software and thereafter consummated the sale.

In September of 2007 the Issuer determined to focus its business interests in researching, developing and commercializing innovative, leading-edge technologies.  On September 7, 2007, Mr. Christoph Trina was hired to serve as the CEO of the Issuer in order to pursue the new business direction.  The Issuer thereafter changed its name to Transfer Technology International Corp. before again changing the name to Enviro-Serv, Inc. on April 3, 2013.

Issuers Fiscal Year End Date:

The Issuer’s fiscal year end is December 31.

Governmental Regulation

Our business is regulated by the government in two ways.  The Department of Agriculture and Consumer Services for the State of Florida licenses pest control companies operating within the state.  We have a current license, and remain in good standing with the Department of Agriculture and Consumer Services.  Additionally, the manner in which we use the chemicals and the availability of the chemicals used in our business are regulated by the US Environmental Protection Agency.  We do not anticipate any new regulations that would have any material effect on our business as currently conducted or as proposed to be conducted.  We do not anticipate having any material expenses relating to compliance with governmental regulations in the future.

Intellectual Property

We do not own any patents or trademarks.

Description of Property:

We currently rent office space located at 4210 W. Gray St., Suite 1, Tampa, FL 33609 .    At this time the Company feels that its growth warrants additional office space for its wholly-owned subsidiary, Pestmaster Services .  Accordingly, part of the anticipated use of proceeds will be devoted to obtaining additional office space for the said subsidiary.

 Description of the Business:

Enviro-Serv targets highly profitable small service companies in the commercial and residential property maintenance industry. Through leveraged investments, joint ventures and acquisitions, Enviro-Serv is building a portfolio of property maintenance service companies that are geographically concentrated in Florida. These companies provide year round services including, but not limited to the following specialty areas: pest management, lawn and ornamental care, pool maintenance, air conditioning/refrigeration, and commercial sprinkler systems in addition to a host of additional onsite maintenance offerings. These Florida companies create an ongoing cash flow thru maintenance contracts with small to medium size companies. A few examples of our target clientele for maintenance contracts are as follows: convenience store chains, office buildings, hospitals and medical complexes, professional office complexes, apartment complexes, condo complexes, to name a few. Thru the ongoing marketing of services in the sectors mentioned, Enviro-Serv plans to expand its contracted maintenance base while maintaining a high quality customer service experience. This strategy will enable Enviro-Serv to build a highly visible brand in this profitable service sector and become synonymous with high quality service. At the time of this filing Enviro-Serv currently has only one wholly owned subsidiary, Pestmaster Services , a full service pest control service based in St. Petersburg Florida.

Post-offering qualification 12 month business plan of operation:

Enviro-Serv, Inc. has a very strict business plan goals with the proceeds of this offering.  We will use proceeds of this offering to purchase or lease a new HQ facility for Pestmaster Services and to purchase new updated and upgraded equipment to enhance our business expansion strategy which allows us to move into highly profitable areas of Tampa Bay not yet being optimized. It’s our strategy to move Pestmaster Services from St. Petersburg to South or North Tampa depending on real estate purchase/leasing opportunities that may exist. We anticipate this HQ move and equipment purchase to occur shortly following the qualification of the current offering.   On January 4, 2016, we entered into a non-binding letter of intent for the purchase of Above Air AC Incorporated.  Our next steps are to negotiate a definitive purchase agreement within a 90 day time frame.

In the opinion of the Company the proceeds of the offering are sufficient to meet the foreseeable cash needs of the Company for at least the next six months.

Principal Products or Services, and Their Markets:

AIR CONDITIONING SERVICES

The Company provides repair or change outs of air conditioning units and refrigeration units to residential customers, commercial contracts such as convenient stores, gas stations, grocery stores and office buildings.

COMMERCIAL SPRINKLER AND EXTINGUISHER SERVICE

We provide the inspection, installation or repair in the commercial market place common in large office buildings, apartment and condo complexes and wherever state or federal law mandates the existence of sprinklers and fire extinguishers.

LAWN/LANDSCAPE MAINTENANCE

Enviro-Serv, Inc. is actively seeking potential appropriate target candidates that fit into our business model. This space is dominated by small business owners and is extremely competitive in Florida. For these reasons, the value offering Enviro-Serv brings to the table is highly attractive to the business owner allowing them to expand without incurring debt load. In addition, our unique positioning as a publicly traded company offers owners the ability to effectively monetize their built up sweat equity without giving up operation of their business.

PEST CONTROL

Currently with our wholly owned full service pest control service, Pestmaster Services, we provide extermination to both residential and commercial clientele for the eradication of both sub-terranean and dry-wood termites, and "crawlers" indigenous to Florida(ants, spiders, cock roaches etc.) and offer fertilization and insecticide treatments of lawns and ornamentals'. These services are very similar in Florida no matter the company we acquire or target or their location within the state.

As of June 1, 2013, Enviro-Serv, Inc. successfully acquired Pestmaster Services .   Pestmaster Services is a full service and fully licensed Florida pest control operation based in St. Petersburg, Florida. Pestmaster Services specializes in utilizing orange oil and other low impact product to eradicate dry wood termites.   Pestmaster Services does hold the license to fumigate properties when deemed necessary to do so.   Pestmaster Services was originally formulated in 2009 and has been branded successfully in the Tampa Bay community as the “first” pest operation to bring orange oil to this area. Pestmaster Services also handles subterranean termites, general home and commercial pest control (GHP) and Lawn & Ornamental nutrition and pest control.   The Pestmaster franchise purchase came with an existing five year renewable VA hospital and annex pest contract worth up to $59,000 annually.  We are now in the second year of servicing that contract.  Our goals are to aggressively seek local and federal Govt SBA and GSA pest contracts along with building up our commercial and residential clientele as well.

POOL MAINTENANCE

The Company offers pool and filtration cleaning on a weekly basis and repair and installation of broken pumps or parts.

Employees

The Company’s active business operations currently employ 5 people, 3 of which are full-time employees.

Customers

We have no corporate customers.  We have no concentration of customers, so that the loss of any customer would not have a significant adverse effect on our business.

Research and Development

We have not spent any funds on research and development during 2013 or 2014 .

Legal Proceedings

We are not currently a party to any material legal proceedings.  From time to time we may be involved in legal claims or proceedings that arise out of the ordinary course of business.

OUR MANAGEMENT

The officers and directors comprise:

Christoph Trina, Age 52
Director, Chief Executive Officer (CEO) and Chief Financial Officer (CFO)
Business Address: 4210 W. Gray St. Suite 1, Tampa, FL 33609
Term of office began on 4/1/13 and continues until 3/31/15.

Dr. Sandy Shultz, Age 61
Director
Business Address: 4210 W. Gray St., Suite 1, Tampa, FL 33609
Term of office began on 4/1/13 and continues until 3/31/15.

There are no family relationships between any officers, directors and employees of the Company.

Christoph Trina – Chief Executive Officer and Chairman of the Board of the Directors

On September 7, 2007 the Board of Directors of Transfer Technology Int’l Inc. appointed Chris Trina President, Director and Chief Executive Officer. In the fall of 2010, Mr. Trina also became the Chief Financial Officer of the Company. Prior to joining the Company, Mr. Trina was a Senior Investment Advisor with National Securities Corporation from November 2006 through July 2007. Mr. Trina was the President of Secure Financial Assets Group, a retail brokerage firm, from September 2005 through September 2006. From September 1997 to August 2005, Mr. Trina was the Senior Vice President of Sales at Gunnallen Financial, Inc. Since June 1997, Mr. Trina was the President and sole stockholder of Windsor Financial Holdings, Inc., a private investment banking and insurance firm which is no longer active. From 2009 to present Mr. Trina has held identification cards in all lines of pest control and was the founder of Pestmaster Services, originally known as X-Terminate.  Pestmaster Services a full service pest control company in the Tampa Bay area.  Mr. Trina has twenty-one years of investment advisory and/or investment banking experience and received his Bachelor of Science degree in Accountancy from the University of South Florida in 1985. From April 1, 2013 to present Mr. Trina has held the CEO and Chairman positions at Enviro-Serv, Inc.

Sandy W. Shultz, M.D. – Director

Effective January 14, 2008, Sandy W. Shultz, M.D. was elected to the Board of Directors of the Company. Dr. Shultz graduated from George Washington University School of Medicine where he served as senior class president. After completing his Internal Medicine internship at the Veterans Administration Medical Center, in Washington, D.C., Dr. Shultz completed a residency and became Chief Resident Department of Radiology at George Washington University. In 1985 and 1986 Dr. Shultz completed a Fellowship in Vascular and Interventional Radiology. Dr. Shultz has been published in medical journals on various topics. Dr. Shultz currently serves as Chief of Radiology in the Department of Radiology at the Lower Keys Regional Medical center in Key West Florida.

Remuneration of Directors and Officers

Pursuant to an Employment agreement dated as of April 1, 2013, attached hereto as Exhibit 2, Mr. Trina receives a salary of $9,000 per month during the term of the said agreement, along with any fringe benefit plans maintained by the Issuer from time to time, including bonus, profit sharing, medical and life insurance plans.  Mr. Trina is the sole paid officer or director of the Company.  The following sets forth the remuneration of Mr. Trina during the last fiscal year:

Name of individual or identity of group	Capacities in which remuneration was received	Aggregate remuneration
Christophe Trina	Chief Executive Officer	$81,000 (Ap. 2013 – Dec. 2013) $99,000 (Jan. 2014 – Dec . 2014) $72,000 (Jan. 2015 – Dec. 2015.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as of December 31, 2015 , regarding the beneficial ownership of shares of our Common Stock by our directors, and executive officers, individually, and as a group and by each person known to us to own 10% or more voting and investment power with respect to our outstanding shares.  Except as otherwise noted in the footnotes, below, each person below has sole voting and investment power with respect to such securities.

(1) Title of Class	(2) Name and address of owner	(3) Amount owned before the offering	(4) Amount owned after the offering	(5) Percent of class
Series A Convertible Preferred Stock and Common	Christoph Trina 4210 W. Gray St., Suite 1, Tampa, FL 33609	7,246,151 Series A Preferred 559,612,308 Common	7,246,151 Series A Preferred 559,612,308 Common	52% (1)
Series A Convertible Preferred Stock	Dr. Sandy Shultz 47 Seaside Ct. South Key West, FL 33040	924,000 Series A Preferred	924,000 Series A Preferred	5% (1)
All Directors and Officers as a Class		8,170,151 Series A Preferred 559,612,308 Common	8,170,151 Series A Preferred 559,612,308 Common	57% (1)
(1)	As converted to common stock.

During 2014 , Deer Valley Management, LLC has purchased 334,000,000 shares of our common stock in securities purchase transactions that we negotiated.  Deer Valley Management, LLC currently does not hold any shares in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has entered into an employment agreement with Mr. Trina.  A copy of the agreement is attached as an Exhibit hereto.

None of our directors or officers, or any relatives or spouse of our directors or officers, or nominees of our directors and officers has had or is to have a direct or indirect material interest in any transaction during the previous two years or in any presently proposed transaction, to which we, the issuer was or is to be a party.

CAPITALIZATION

The following table reflects the capitalization of the Company as of the most recent balance sheet date.  The historical data in the table is derived from and should be read in conjunction with our financial statements, included in this Offering Circular and in conjunction with the “Use of Proceeds” section.

	As of 09/30/ 15	As Adjusted 50% of Shares Offered	As Adjusted 100% of Shares Offered
Debt:
Short- Term Debt	$558,371	$558,371	$558,371
Long-Term Debt	$0	$0	$0
Total Debt	$558,371	$558,371	$558,371
Stockholder’s Equity (deficit):
Preferred stock – par or stated value (by class of preferred in order of preferences)
Preferred Stock
Series A Preferred Stock	$103,500	$103,500	$103,500
Series B Preferred Stock	$300,000	$300,000	$300,000
Common Stock $.0001 Par Value:	$382,979	$504,725	$626,472
Additional Paid in Capital
Retained Earnings (deficit)
Earnings – Current Period	$(106,919)	$(106,919)	$(106,919)
Total Stockholder’s Equity	$679,560	$801,306	$923,053
Total Capitalization	$1,237,931	$1,359,677	$1,481,424

MARKET FOR AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Market Information

The principal market for shares of the Company's Common Stock is the OTC Markets Group. OTC Markets Group is not an exchange or an automated quotation system operated by a registered securities system.

As of January 11, 2016 , an aggregate of 1,215,070,400 , shares of our common stock were issued and outstanding and were owned by approximately 995 holders of record, based on information provided by our transfer agent.

Penny Stock Considerations

Our shares are "penny stocks", which term is generally defined under the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares are thus subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock, such as shares of our Common Stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

• Deliver, prior to any transaction involving a penny stock, a disclosure schedule in the form prescribed by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

• Disclose the commissions payable to the broker-dealer and its registered representatives and the current bid and offer quotations for the securities;

• Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

• Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempts to sell shares of our common stock, which may affect the ability of stockholders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements may impede the sale of shares of our Common Stock. In addition, these rules mean that the liquidity of our shares may be adversely affected, with a corresponding decrease in the available price of our shares.

Dividends

We do not anticipate that we will declare or pay regular dividends on our Common Stock in the foreseeable future.  To the extent we have any income, we intend to reinvest it in the business. The decision to pay a dividend on the Common Stock and if so, when and in what amount will be made by the Board of Directors.

DESCRIPTION OF CAPITAL STOCK

This description is a summary only and is subject to the complete text of our certificate of incorporation and bylaws, forms of which we have filed as exhibits to this Offering Circular.

Our authorized capital stock will consist of:

Common Stock

As of January 11, 2016 , the Company had 4,950,000,000 shares of common stock authorized and 2,515,070,400 shares of common stock issued and outstanding.

As of January 11, 2016 , the Company had 995 shareholders of record.

Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. They do not have cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Preferred Stock

As of January 11, 2016 , the Company had 200,000,000 shares of preferred stock authorized, as further designated below:

Series “A” Convertible Preferred Stock

As of January 11, 2016 , the Issuer had 8,170,151 shares of Series “A” Convertible Preferred Stock, issued and outstanding.

Series “B” Convertible Preferred Stock

As of January 11, 2016, the Issuer had 60,694 shares of Series “B” Convertible Preferred Stock, issued and outstanding.

Description of Common and Preferred Stock

Common Stock, par value $0.0001. Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights. Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock, par value $0.0001. One Hundred Million shares of Preferred Stock of all Series are authorized.  The Board of Directors is authorized to establish series, and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock, and the relative rights, preferences and limitations between or among the series.

Series “A” Convertible Preferred Stock.

Dividends. If the Issuer declares a dividend or distribution on the common stock of the Issuer, the holders of the shares of this series shall be entitled to receive for each share of this series a dividend or distribution of the amount of the dividend or distribution that would be received by a holder of the common stock into which such shares of this series would be converted on the record date for such dividend or distribution.

No Preference in Liquidation. The holders of this series shall receive for each share of this series a liquidation amount equal to the liquidation amount that would be received by a holder of the common stock into which such shares of this series could be converted on the record date for such liquidation distribution.

Voting Rights. Each holder of any shares of this series shall have the right to 200 votes for each share of this series held on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed.  With respect to such vote, such holders (i) shall have voting rights and powers equal to 200 times the voting rights and powers of the holders of common stock, (ii) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of the Issuer, and (iii) shall be entitled to vote, together with the holders of common stock with respect to any question upon which holders of common stock have the right to vote.

Conversion.  The holder of the shares of this series shall be entitled to convert his or her shares of this series into 100 shares of common stock for each share of this series converted.

No Preemptive Rights.  Holders of shares of this series shall have no first right of refusal to purchase any shares sold by the Issuer in the future.

Effect of Stock Split.  In the event the common stock of the Issuer is split on either a forward or reverse basis, the shares of this series shall also be split on a like basis.

Consolidation or Merger.  In the case of any consolidation or merger to which the Issuer is a party (other than a consolidation or merger in which the Issuer is the surviving or continuing corporation and in which the shares of the common stock outstanding immediately before the merger or consolidation remain unchanged) or in the case of any sale or transfer to another company of the Issuer as an entirety or substantially as an entirety, then if any shares of this series are to remain outstanding following the consummation of such transaction, the Issuer shall make appropriate provision, or cause appropriate provision to be made, so that, upon conversion of the holders of shares of this series outstanding immediately prior thereto shall have the right to receive the kind and amount of securities, cash or other property receivable upon the consummation of such transaction by a holder of the number of shares of common stock into which such shares of this series would have been converted if conversion had occurred immediately before the date of the consummation of such transaction.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or transfers.

Series “B” Convertible Preferred Stock.

Amount and Stated Value. The number of shares constituting such Series B Convertible Preferred Stock shall be one hundred seventy three thousand four hundred ten (173,410).

Dividends. If the Issuer declares a dividend or distribution on the common stock of the Issuer, the holders of the shares of this series shall be entitled to receive for each share of this series a dividend or distribution of the amount of the dividend or distribution that would be received by a holder of the common stock into which such shares of this series would be converted on the record date for such dividend or distribution.

No Preference in Liquidation. The holders of this series shall receive for each share of this series a liquidation amount equal to the liquidation amount that would be received by a holder of the common stock into which such shares of this series could be converted on the record date for such liquidation distribution.

Voting Rights. Each holder of any shares of this series shall have the right to 100 votes for each share of this series held on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed.  With respect to such vote, such holders (i) shall have voting rights and powers equal to 100 times the voting rights and powers of the holders of common stock, (ii) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of the Issuer, and (iii) shall be entitled to vote, together with the holders of common stock with respect to any question upon which holders of common stock have the right to vote.

Conversion.  The holder of the shares of this series shall be entitled to convert his or her shares of this series into 100 shares of common stock for each share of this series converted.

No Preemptive Rights.  Holders of shares of this series shall have no first right of refusal to purchase any shares sold by the Issuer in the future.

Effect of Stock Split.  In the event the common stock of the Issuer is split on either a forward or reverse basis, the shares of this series shall also be split on a like basis.

Consolidation or Merger.  In the case of any consolidation or merger to which the Issuer is a party (other than a consolidation or merger in which the Issuer is the surviving or continuing corporation and in which the shares of the common stock outstanding immediately before the merger or consolidation remain unchanged) or in the case of any sale or transfer to another company of the Issuer as an entirety or substantially as an entirety, then if any shares of this series are to remain outstanding following the consummation of such transaction, the Issuer shall make appropriate provision, or cause appropriate provision to be made, so that, upon conversion of the holders of shares of this series outstanding immediately prior thereto shall have the right to receive the kind and amount of securities, cash or other property receivable upon the consummation of such transaction by a holder of the number of shares of common stock into which such shares of this series would have been converted if conversion had occurred immediately before the date of the consummation of such transaction.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or transfers.

Series “C” Convertible Preferred Stock.

Dividends. If the Issuer declares a dividend or distribution on the common stock of the Issuer, the holders of the shares of this series shall be entitled to receive for each share of this series a dividend or distribution of the amount of the dividend or distribution that would be received by a holder of the common stock into which such shares of this series would be converted on the record date for such dividend or distribution.

No Preference in Liquidation. The holders of this series shall receive for each share of this series a liquidation amount equal to the liquidation amount that would be received by a holder of the common stock into which such shares of this series could be converted on the record date for such liquidation distribution.

Voting Rights. Each holder of any shares of this series shall have the right to 100 votes for each share of this series held on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed.  With respect to such vote, such holders (i) shall have voting rights and powers equal to 100 times the voting rights and powers of the holders of common stock, (ii) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of the Issuer, and (iii) shall be entitled to vote, together with the holders of common stock with respect to any question upon which holders of common stock have the right to vote.

Conversion.  The holder of the shares of this series shall be entitled to convert his or her shares of this series into 100 shares of common stock for each share of this series converted.

No Preemptive Rights.  Holders of shares of this series shall have no first right of refusal to purchase any shares sold by the Issuer in the future.

Effect of Stock Split.  In the event the common stock of the Issuer is split on either a forward or reverse basis, the shares of this series shall also be split on a like basis.

Consolidation or Merger.  In the case of any consolidation or merger to which the Issuer is a party (other than a consolidation or merger in which the Issuer is the surviving or continuing corporation and in which the shares of the common stock outstanding immediately before the merger or consolidation remain unchanged) or in the case of any sale or transfer to another company of the Issuer as an entirety or substantially as an entirety, then if any shares of this series are to remain outstanding following the consummation of such transaction, the Issuer shall make appropriate provision, or cause appropriate provision to be made, so that, upon conversion of the holders of shares of this series outstanding immediately prior thereto shall have the right to receive the kind and amount of securities, cash or other property receivable upon the consummation of such transaction by a holder of the number of shares of common stock into which such shares of this series would have been converted if conversion had occurred immediately before the date of the consummation of such transaction.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or transfers.

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in control of our company.

Part F/S

The following are unaudited financial statements for the Company, and its predecessor entity, Transfer Technology International Corp.  The financials should be read in conjunction with the notes for each financial statement.

The unaudited interim consolidated financial statements reflect all adjustments that management considers necessary for the fair presentation of the results of the operations for these periods.  The results of operations for the interim periods are not necessarily indicative of the results for the full year.

Enviro-Serv, Inc.
Condensed Consolidated Balance Sheet
September 30, 2015
(Unaudited)

ASSETS
Cash	$10,417
Deposit	7,500
Accounts receivable	10,100
Inventory	1,800
Property and equipment (net after accumulated depreciation)	11,643
Other Assets	2,191
Goodwill	300,000
Pestmaster franchise fee	63,000

TOTAL ASSETS	$406,651

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	$11,374
Accrued expenses	571,021
Convertible notes and notes payable	558,371
TOTAL CURRENT LIABILITIES	$1,140,766

STOCKHOLDERS EQUITY
Common stock	$382,979
Preferred Class A stock	103,500
Preferred Class B stock	300,000
Accumulated (deficit)	(1,520,594)
TOTAL STOCKHOLDERS EQUITY	$(734,115)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$406,651

Enviro-Serv, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015

Revenue	$52,166	$91,085
Cost of Goods	4,495	15,442
Gross Profit	$47,221	$75,643

Expenses
Salaries	$41,655	$107,169
Selling and marketing	5,029	14,869
General and Administrative	31,927	60,524
Total Expenses	$78,611	$182,562

Net (Loss) from Operations	$(31,390)	$(106,919)

Net (Loss)	$(31,390)	$(106,919)

Enviro-Serv, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015

Net (Loss)	$(31,390)	$(106,919)

Operating Activities, cash flows provided by or used in:
Depreciation and amortization	660	1,920
Increase in accounts receivable	(7,025)	(10,100)
Increase in inventory	(400)	(400)
Decrease in accounts payable	-	951
Increase (Decrease) in accrued expenses	(27,118)	40,423

Net Cash Flow Used by Operating Activities	$(65,273)	$(74,125)

Investing Activities, cash flows provided by or used in:
Increase in deposits	$-	$(7,500)
Capital expenditures	-	(63,000)

Net Cash Flow from Financing Activities	$-	$(70,500)

Financing Activities, cash flows provided by or used in:
Sale of stock	$47,100	$133,600
Increase in notes payable	17,000	21,500

Net Cash Flow from Financing Activities	$64,100	$155,100

Net Decrease in Cash	$(1,173)	$10,475

Cash, Beginning of Period	11,590	(58)

Cash, End of Period	$10,417	$10,417

Enviro-Serv, Inc.
Notes Related to Business Practices
Condensed Consolidated Financial Statements
September 30, 2015

Item 1. Business

Enviro-Serv, Inc. (the “Company”) is a Delaware Corporation seeking to build a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and gardening care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings. To date Enviro-Serv, Inc. has one wholly owned subsidiary, X-Terminate Pest Management Inc. a fully licensed pest control Florida Corporation in good standing both with SUNBIZ.ORG and the Department of Agricultural and Consumer Services. The websites of both companies are WWW.ENVIRO-SERV.COM AND WWW.PESTMASTER.COM

The principal methods of competition in the Company’s pest and termite control business are quality of service and guarantees, including service quality, product availability, and terms of guarantees, and reputation for safety, technical proficiency and price.

The Company’s pest control business is subject to various legislative and regulatory enactments that are designed to protect the environment, public health and consumers. Compliance with these requirements has not had a material negative impact on the Company’s financial position, results of operations or liquidity.

The federal law grants to the states the responsibility to be the primary agent in the enforcement and conditions under which pest control companies operate. Each state must meet certain guidelines of the Environmental protection Agency in regulating the following: licensing, record keeping, contracts, standards of application, training and registration of products. Each state has their regulatory programs to handle the special interests of citizens within their state.  The pest control industry is impacted by these federal and state agencies.

Item 2. Risk Factors

The Company operates in a highly competitive industry. The Company’s revenues and earnings may be affected by changes in competitors’ prices, and general economic issues. The Company competes with other large and small pest control companies for a finite number of customers. Although the Company believes that their experience and reputation for safety and quality service is excellent, they cannot assure investors that we will be able to maintain our competitive advantage.

Pest and termite services represent discretionary expenditures of our residential customers. If consumers restrict their discretionary spending, the Company may suffer a decline in revenues.

Acquisitions have been and will continue to be an important element of the Company’s business strategy. The Company cannot assure investors that future acquisition candidates will be identified and acquired on favorable terms to the Company. The Company cannot assure investors that the Company will be able to successfully integrate the operations and assets of acquired businesses with their own business. The inability to integrate and manage acquired businesses could have an adverse effect on the results of operations and financial condition of the Company.

The Company’s ability to remain productive and profitable will depend on the ability to attract and retain skilled workers.  Either the need to pay higher wages or the shortage of skilled employees could reduce the Company’s capacity for growth or profitability could be reduced.

The Company is significantly affected by environmental laws and regulations within the pest control industry. Management believes that present operations are in substantial compliance with such laws and have had no material adverse effect on operations to date. Such laws could be changed and the Company is unable to predict if changes could affect operations and financial condition of the Company.

Item 3. Financial Statement Note Information

To better reflect the current financial condition of new entity Enviro-Serv Inc., the company has elected to eliminate the shares issued and the cost of these past issued shares to previous corporate charters over the past 16 years in the amount of $48,566,748. The cost of these shares and the additional paid in capital was applied against the retained (deficit) accumulated in prior years.

Various notes are in default and continue to accrue interest. The Company has not been able to make payments due to lack of funding. The Company has two default judgments in the amount of $88,989.80 and $50,000.00. To date, to the knowledge of the Company, no legal action has been taken to enforce these judgments. In addition, in February, 2009, the Company was contacted by three investors requesting the Company buy back their investments on a best efforts basis. The Company agreed to attempt to do so. The combined investment price was $235,000 and was to be paid by the Company over time on monthly payments. The Company was only able to make the first two payments. There was no legal action then or now against the company in this agreement. The company’s current position is that it no longer will accrue this liability and has removed this $235,000 liability.

Past Securities History:
Capital Structure Changes – Shares were increased by 5 for 1 split payable on 12/13/00 Capital Change - Shares increased by 2 for 1 split payable on 3/19/01.  Capital Change - Shares decreased by 1 for 2 split payable on 8/14/01.  Capital Change - Shares decreased by 1 for 100 split payable on 10/26/2001. Capital Change - Shares decreased by 1 for 150 split payable on 01/23/2007.  Capital Change - Shares decreased by 1 for 100 split payable on 12/07/2007.  Capital Change - Shares decreased by 1 for 300 split payable on 02/28/2012.

HISTORICAL QUARTERLY CAPITALIZATION TABLES: Q1 2012-SEPTEMBER 30, 2015

As of the date of ending  Dec. 31st, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,515,070,400
Public Float: 1,907,253,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 997
As of the date of ending Sept. 30th, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,350,990,400
Public Float: 1,743,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 997

As of the date of 2nd Quarter June 30th, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,036,990,400
Public Float: 1,429,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 926

As of the date of 1st Quarter March 31st
, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,506,990,400
Public Float: 882,173,764
Preferred shares authorized:100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 926

As of the date of 4th Quarter Dec. 31st
, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,364,990,400
Public Float: 870,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 995

As of the date of this filing November 14th, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,244,990,400
Public Float: 870,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 995

As of the date of this filing August 1st, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 929

As of the quarter ended June 30th
, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 904

As of May 31, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 994

As of the quarter ending March 31st, 2014
Common stock Authorized: 2, 950,000,000
Common stock outstanding: 690,123,100
Public float: 531,992,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 6,368,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

As of quarter ended December 31st, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 605,123,100
Public float: 446,992,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 6,432,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1050

As of quarter ended September 30th, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 491,723,100
Public float: 334,492,292
Preferred shares authorized 100,000,000
Preferred A shares issued: 6,432,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

As of quarter ended June 30th, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 887,984,478
Public float: 86,206,897
Preferred shares authorized 100,000,000
Preferred A shares issued: -0-
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

                                   As of the quarter ended March 31st, 2013
                                   Common Stock Authorized:  950,000,000
                                   Common stock outstanding: 877,106,897
                                   Public float: 86,206,897
                                   Number of Shareholders of Record: 225
As of the quarter ended Dec 31, 2012:
Common stock Authorized: 250,000,000
Common Stock Outstanding: 877,581
Public Float: 385,395
Number of shareholders of Record: 224

As of the quarter ended Sept. 30th, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

As of the quarter ended June 30th, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

As of the quarter ended March 31st, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

During the quarter ending September 30th, 2013 there was a total of class A common Stock retired in the amount of 643,261,378 which consisted of 582,077,376 from C.E.O Chris Trina and 60,000,000 from Director Sandy Shultz.

Newly authorized and issuance of Preferred security class:

August 5th, 2013 Company announces designation of 100,000,000 preferred shares and issues 5,829,957 class A preferred shares to CEO Chris Trina and issues 602,825 to Director Sandy Shultz of the same class in lieu of retired class A common shares. Additionally company issues Richard Tellone from X- Terminate Pest management 112,716 series B preferred and Bruce Luciano also from X-Terminate Pest 60,694 series B preferred shares to consummate the acquisition between the two companies. In April 2014 CEO Trina converted 4,265,957 to class A common stock for the purpose of utilizing his personal common stock holdings as collateralization in certain financing arrangements with an investor. In March 2014 and during Q1 a BOD anti-dilution resolution was ratified to increase holdings for executive Trina and Director Shultz to maintain controlling interest in EVSV. On May 8th, 2014 Trina was issued 996,000 Preferred A class shares and Shultz was issued 224,000 pursuant to the resolution.

After the quarter ended December 31st, 2013 and during the current quarter ending March 31, 2014 the company issued 85,000,000 class A common shares under rule 504 for total funding proceeds of $38,500 dollars received. Additionally Chris Trina, CEO registered and sold 6,400,000 rule 144 class A common shares for total gross proceeds of $3,200 for estate and college planning purposes. Additionally the company has entered into a bridge loan with an interested investment company in the amount of $15,000 which has been received. This note has been collateralized with a large portion of Chris Trina’s personal stock holdings. Additionally the company has amended its article of incorporation in Delaware to reflect an increase in authorized common shares to 2,950,000,000 from previous 950,000,000. During the current quarter ending June 30th, 2014 the company amended its articles of incorporation in Delaware to reflect an additional increase in authorized common shares to 4,950,000,000 from previous stated 2,950,000 to reflect the potential issuance of common shares in the proposed REG-A offering currently underway. Also within this quarter the company engaged in an additional $25,000 bridge loan with an investor of which was collateralized with a large portion of Chris Trina’s personal stock holdings. On May 13th, 2014 CEO Trina registered rule 144 for sale in the amount of 12, 000,000 common shares.

Critical Accounting Policies

The Company views critical accounting policies to be those policies that are very important to the portrayal of our Company’s financial position and results of operations that require management’s most difficult, complex or subjective judgments. These policies relate to the need for management to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies are as follows:

Accrual for Termite Contracts:
The Company has no accrual for the estimated costs for reapplications, repairs, labor and chemicals and other costs related to termite control applications.  Services to date have been limited and management expects losses to be immaterial at this point.

Revenue Recognition:
The Company recognizes revenue at the time the service is performed and paid for.

Depreciation and amortization:
Assets are deprecated or amortized on the straight line basis over the useful life of the asset.

Forward-Looking Statements
Management believes that environmental remediation costs estimated to be incurred are not material to the Company’s financial condition or operating results; the Company has no litigation that will have an adverse effect on the Company’s financial condition, results of operations or liquidity; the Company has adequate resources and borrowings to fund operations and obligations; the impact and amount of the Company’s obligations; management’s expectations regarding future claims; the expected collectability of billings; expected tax consequences; and the impact of future regulations and accounting pronouncements.

Results of Operations
The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks; timing and uncertainties including, without limitation, the possibility of an adverse ruling against the Company for any litigation; general economic conditions; market risk, changes in industry practices or technologies; the degree of success of the Company’s termite process reforms and pest control selling and treatment methods; the inability to identify future acquisitions; climate and weather trends; competitive pricing and pricing practices; potential increases in labor costs; and changes in various laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated.

Enviro-Serv, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	December 31,	December 31,
	2014	2013
ASSETS
Cash	$-	$8,616
Inventory	1,400	1,400
Property and equipment (net after accumulated depreciation)	13,624	16,265
Other Assets	2,191	2,191
Stock subscription receivable	-	11,000
Organization costs	1,072,829	1,072,829
Goodwill	300,000	300,000

TOTAL ASSETS	$1,390,044	$1,412,301

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Cash overdraft	$58	$-
Accounts payable	10,424	10,768
Accrued expenses	530,598	495,874
Convertible notes and notes payable	536,871	485,750
TOTAL CURRENT LIABILITIES	$1,077,951	$992,392

STOCKHOLDERS EQUITY
Common stock	$249,379	$153,000
Preferred Class A stock	103,500	103,500
Preferred Class B stock	300,000	300,000
Accumulated deficit	(340,786)	(136,591)
TOTAL STOCKHOLDERS EQUITY	$312,093	$419,909

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$1,390,044	$1,412,301

Enviro-Serv, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Twelve Months Ended	Nine Months Ended
	December 31, 2014	December 31, 2013
		(Since Inception)

Revenue	$54,786	$39,806
Cost of Goods	15,117	8,204
Gross Profit	$39,669	$31,602

Expenses
Salaries	$130,980	$99,259
Selling and marketing	37,126	26,027
General and Administative	54,508	42,907
Total Expenses	$222,614	$168,193

Net (Loss) from Operations	$(182,945)	$(136,591)

Other Expense
Forfeited deposit	21,250	$-

Net(Loss)	$(204,195)	$(136,591)

Enviro-Serv, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended	Nine Months Ended
	December 31, 2014	December 31, 2013
		(Since Inception)

Net (Loss)	$(204,195)	$(136,591)

Operating Activities, cash flows provided by or used in:
Increase in inventory	-	(1,400)
Increase in stock subscription receivable	11,000	(11,000)
Depreciation	2,640	1,903
Decrease in accounts payable	(343)	(8,716)
Increase in accrued expenses	34,724	29,388

Net Cash Flow Used by Operating Activities	$(156,174)	$(126,416)

Investing Activities, cash flows provided by or used in:
Capital expenditures	$-	$(18,168)
Increase (Decrease) in notes payable	51,121	-

Net Cash Flow from Investing Activities	$51,121	$(18,168)

Financing Activities, cash flows provided by or used in:
Sale of stock	$96,379	$153,000

Net Cash Flow from Financing Activities	$96,379	$153,000

Net Increase in Cash	$(8,674)	$8,416

Cash, Beginning of Period	8,616	200

Cash, End of Period	$(58)	$8,616

Enviro-Serv, Inc.
Consolidated Statement of Stockholders Equity
December 31, 2014
(Unaudited)

	Common	Paid-in-	Preferred	Preferred	Accumulated
	Stock	Capital	Class A	Class B	Deficit

Balance at December 31. 2013	$153,000	$-	$103,500	$300,000	$(136,591)

Net (loss)					(204,195)

Comon stock sold to investors	96,379

Balance at December 31. 2014	$249,379	$-	$103,500	$300,000	$(340,786)

Enviro-Serv, Inc.
Notes Related to Business Practices
Condensed Consolidated Financial Statements
December 31, 2014

Item 1. Business

Enviro-Serv, Inc. (the “Company”) is a Delaware Corporation seeking to build a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and gardening care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings. To date Enviro-Serv, Inc. has one wholly owned subsidiary, X-Terminate Pest Management Inc. a fully licensed pest control Florida Corporation in good standing both with SUNBIZ.ORG and the Department of Agricultural and Consumer Services. The websites of both companies are WWW.ENVIRO-SERV.COM AND WWW.PESTMASTER.COM

The principal methods of competition in the Company’s pest and termite control business are quality of service and guarantees, including service quality, product availability, and terms of guarantees, and reputation for safety, technical proficiency and price.

The Company’s pest control business is subject to various legislative and regulatory enactments that are designed to protect the environment, public health and consumers. Compliance with these requirements has not had a material negative impact on the Company’s financial position, results of operations or liquidity.

The federal law grants to the states the responsibility to be the primary agent in the enforcement and conditions under which pest control companies operate. Each state must meet certain guidelines of the Environmental protection Agency in regulating the following: licensing, record keeping, contracts, standards of application, training and registration of products. Each state has their regulatory programs to handle the special interests of citizens within their state.  The pest control industry is impacted by these federal and state agencies.

Item 2. Risk Factors

The Company operates in a highly competitive industry. The Company’s revenues and earnings may be affected by changes in competitors’ prices, and general economic issues. The Company competes with other large and small pest control companies for a finite number of customers. Although the Company believes that their experience and reputation for safety and quality service is excellent, they cannot assure investors that we will be able to maintain our competitive advantage.

Pest and termite services represent discretionary expenditures of our residential customers. If consumers restrict their discretionary spending, the Company may suffer a decline in revenues.

Acquisitions have been and will continue to be an important element of the Company’s business strategy. The Company cannot assure investors that future acquisition candidates will be identified and acquired on favorable terms to the Company. The Company cannot assure investors that the Company will be able to successfully integrate the operations and assets of acquired businesses with their own business. The inability to integrate and manage acquired businesses could have an adverse effect on the results of operations and financial condition of the Company.

The Company’s ability to remain productive and profitable will depend on the ability to attract and retain skilled workers.  Either the need to pay higher wages or the shortage of skilled employees could reduce the Company’s capacity for growth or profitability could be reduced.

The Company is significantly affected by environmental laws and regulations within the pest control industry. Management believes that present operations are in substantial compliance with such laws and have had no material adverse effect on operations to date. Such laws could be changed and the Company is unable to predict if changes could affect operations and financial condition of the Company.

Item 3. Financial Statement Note Information

To better reflect the current financial condition of new entity Enviro-Serv Inc., the company has elected to eliminate the shares issued and the cost of these past issued shares to previous corporate charters over the past 16 years in the amount of $48,566,748. The cost of these shares and the additional paid in capital was applied against the retained (deficit) accumulated in prior years.

Various notes are in default and continue to accrue interest. The Company has not been able to make payments due to lack of funding. The Company has two default judgments in the amount of $88,989.80 and $50,000.00. To date, to the knowledge of the Company, no legal action has been taken to enforce these judgments. In addition, in February, 2009, the Company was contacted by three investors requesting the Company buy back their investments on a best efforts basis. The Company agreed to attempt to do so. The combined investment price was $235,000 and was to be paid by the Company over time on monthly payments. The Company was only able to make the first two payments. There was no legal action then or now against the company in this agreement. The company’s current position is that it no longer will accrue this liability and has removed this $235,000 liability.

Past Securities History:
Capital Structure Changes – Shares were increased by 5 for 1 split payable on 12/13/00 Capital Change - Shares increased by 2 for 1 split payable on 3/19/01.  Capital Change - Shares decreased by 1 for 2 split payable on 8/14/01.  Capital Change - Shares decreased by 1 for 100 split payable on 10/26/2001. Capital Change - Shares decreased by 1 for 150 split payable on 01/23/2007.  Capital Change - Shares decreased by 1 for 100 split payable on 12/07/2007.  Capital Change - Shares decreased by 1 for 300 split payable on 02/28/2012.

HISTORICAL QUARTERLY CAPITALIZATION TABLES: Q1 2012-SEPTEMBER 30,2015

As of the date of ending Dec. 31st, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,515,070,400
Public Float: 1,907,253,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 997

As of the date of ending Sept. 30th, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,350,990,400
Public Float: 1,743,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 997

As of the date of 2nd Quarter June 30th, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 2,036,990,400
Public Float: 1,429,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 926

As of the date of 1st Quarter March 31st
, 2015
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,506,990,400
Public Float: 882,173,764
Preferred shares authorized:100,000,000
Preferred A shares issued: 8,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 926

As of the date of 4th Quarter Dec. 31st
, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,364,990,400
Public Float: 870,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 995

As of the date of this filing November 14th,2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,244,990,400
Public Float: 870,173,764
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170.151
Preferred B shares issued: 60,694
Preferred C shares issued: 2,372,368
Number of shareholders of record: 995

As of the date of this filing August 1st, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 929

As of the quarter ended June 30th
, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 904

As of May 31, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 994

As of May 31, 2014
Common stock Authorized: 4,950,000,000
Common stock outstanding: 1,221,718,800
Public float: 687,352,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 3,170,151
Preferred B shares issued: 173,410
Number of shareholders of record: 994

As of the quarter ending March 31st, 2014
Common stock Authorized: 2, 950,000,000
Common stock outstanding: 690,123,100
Public float: 531,992,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 6,368,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

As of quarter ended December 31st, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 605,123,100
Public float: 446,992,291
Preferred shares authorized: 100,000,000
Preferred A shares issued: 6,432,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1050

As of quarter ended September 30th, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 491,723,100
Public float: 334,492,292
Preferred shares authorized 100,000,000
Preferred A shares issued: 6,432,782
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

As of quarter ended June 30th, 2013
Common stock Authorized: 950,000,000
Common stock outstanding: 887,984,478
Public float: 86,206,897
Preferred shares authorized 100,000,000
Preferred A shares issued: -0-
Preferred B shares issued: 173,410
Number of shareholders of record: 1000

                                    As of the quarter ended March 31st, 2013
                                    Common Stock Authorized:  950,000,000
                                    Common stock outstanding: 877,106,897
                                    Public float: 86,206,897
Number of Shareholders of Record: 225

As of the quarter ended Dec 31, 2012:
Common stock Authorized: 250,000,000
Common Stock Outstanding: 877,581
Public Float: 385,395
Number of shareholders of Record: 224

As of the quarter ended Sept. 30th, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

As of the quarter ended June 30th, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

As of the quarter ended March 31st, 2012
Common Stock Authorized:  250,000,000
Common Stock Outstanding:  877,581
Public Float:  385,395
Number of Shareholders of Record: 224

During the quarter ending September 30th, 2013 there was a total of class A common Stock retired in the amount of 643,261,378 which consisted of 582,077,376 from C.E.O Chris Trina and 60,000,000 from Director Sandy Shultz.

Newly authorized and issuance of Preferred security class:

August 5th, 2013 Company announces designation of 100,000,000 preferred shares and issues 5,829,957 class A preferred shares to CEO Chris Trina and issues 602,825 to Director Sandy Shultz of the same class in lieu of retired class A common shares. Additionally company issues Richard Tellone from X- Terminate Pest management 112,716 series B preferred and Bruce Luciano also from X-Terminate Pest 60,694 series B preferred shares to consummate the acquisition between the two companies. In April 2014 CEO Trina converted 4,265,957 to class A common stock for the purpose of utilizing his personal common stock holdings as collateralization in certain financing arrangements with an investor. In March 2014 and during Q1 a BOD anti-dilution resolution was ratified to increase holdings for executive Trina and Director Shultz to maintain controlling interest in EVSV. On May 8th, 2014 Trina was issued 996,000 Preferred A class shares and Shultz was issued 224,000 pursuant to the resolution.

After the quarter ended December 31st, 2013 and during the current quarter ending March 31, 2014 the company issued 85,000,000 class A common shares under rule 504 for total funding proceeds of $38,500 dollars received. Additionally Chris Trina, CEO registered and sold 6,400,000 rule 144 class A common shares for total gross proceeds of $3,200 for estate and college planning purposes. Additionally the company has entered into a bridge loan with an interested investment company in the amount of $15,000 which has been received. This note has been collateralized with a large portion of Chris Trina’s personal stock holdings. Additionally the company has amended its article of incorporation in Delaware to reflect an increase in authorized common shares to 2,950,000,000 from previous 950,000,000. During the current quarter ending June 30th, 2014 the company amended its articles of incorporation in Delaware to reflect an additional increase in authorized common shares to 4,950,000,000 from previous stated 2,950,000 to reflect the potential issuance of common shares in the proposed REG-A offering currently underway. Also within this quarter the company engaged in an additional $25,000 bridge loan with an investor of which was collateralized with a large portion of Chris Trina’s personal stock holdings. On May 13th, 2014 CEO Trina registered rule 144 for sale in the amount of 12, 000,000 common shares.

Critical Accounting Policies

The Company views critical accounting policies to be those policies that are very important to the portrayal of our Company’s financial position and results of operations that require management’s most difficult, complex or subjective judgments. These policies relate to the need for management to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies are as follows:

Accrual for Termite Contracts:
The Company has no accrual for the estimated costs for reapplications, repairs, labor and chemicals and other costs related to termite control applications.  Services to date have been limited and management expects losses to be immaterial at this point.

Revenue Recognition:
The Company recognizes revenue at the time the service is performed and paid for.

Depreciation and amortization:
Assets are deprecated or amortized on the straight line basis over the useful life of the asset.

Forward-Looking Statements
Management believes that environmental remediation costs estimated to be incurred are not material to the Company’s financial condition or operating results; the Company has no litigation that will have an adverse effect on the Company’s financial condition, results of operations or liquidity; the Company has adequate resources and borrowings to fund operations and obligations; the impact and amount of the Company’s obligations; management’s expectations regarding future claims; the expected collectability of billings; expected tax consequences; and the impact of future regulations and accounting pronouncements.

Results of Operations
The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks; timing and uncertainties including, without limitation, the possibility of an adverse ruling against the Company for any litigation; general economic conditions; market risk, changes in industry practices or technologies; the degree of success of the Company’s termite process reforms and pest control selling and treatment methods; the inability to identify future acquisitions; climate and weather trends; competitive pricing and pricing practices; potential increases in labor costs; and changes in various laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated.

Enviro-Serv, Inc. Condensed Consolidated Balance Sheets December 31, 2013 (Unaudited)
ASSETS
Cash	$8,616
Inventory	1,400
Property and equipment (net after accumulated depreciation)	16,265
Other Assets	2,191
Stock subscription receivable	11,000
Goodwill	300,000

TOTAL ASSETS	$339,472

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	$10,768
Accrued expenses	495,874
Convertible notes and notes payable	485,750
TOTAL CURRENT LIABILITIES	$992,392

STOCKHOLDERS EQUITY
Common stock	$153,000
Preferred Class A stock	103,500
Preferred Class B stock	300,000
Accumulated deficit	(1,209,420)
TOTAL STOCKHOLDERS EQUITY	$(652,920)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$339,472

Enviro-Serv, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Nine Months Ended
December 31, 2013
(Since Inception)

Revenue	$39,806
Cost of Goods	8,204
Gross Profit	$31,602

Expenses
Salaries	$99,259
Selling and marketing	26,027
General and Administative	42,907
Total Expenses	$168,193

Net (Loss) from Operations	$(136,591)

Net(Loss)	$(136,591)

Enviro-Serv, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Nine Months Ended
December 31, 2013
(Since Inception)

Net (Loss)	$(136,591)

Operating Activities, cash flows provided by or used in:
Increase in inventory	(1,400)
Increase in stock subscription receivable	(11,000)
Depreciation	1,865
Decrease in accounts payable	(8,716)
Increase in accrued expenses	(9,903)

Net Cash Flow Used by Operating Activities	$(165,745)

Investing Activities, cash flows provided by or used in:
Capital expenditures	$(334,286)
Increase (Decrease) in notes payable	-

Net Cash Flow from Investing Activities	$(334,286)

Financing Activities, cash flows provided by or used in:
Repayment of shareholder notes	$(48,053)
Sale of stock	556,500

Net Cash Flow from Financing Activities	$508,447

Net Increase in Cash	$8,416

Cash, Beginning of Period	200

Cash, End of Period	$8,616

Enviro-Serv, Inc.
Consolidated Statement of Stockholders Equity
(Unaudited)

	Common	Paid-in	Preferred	Preferred	Accumulated
	Stock	Capital	Class A	Class B	Deficit

Balance at December 31. 2013	$249,963	$46,408,962			$(48,566,748)

Net (loss)					(136,591)

Elimination of Transfer Technolgy equity	(249,963)	(46,408,962)			48,566,748

Comon stock sold to investors	153,000

Conversion of debt to Class A Preferred			103,500

Issuance of Class B Preferred for
puchase of X-Terminate Pest Control				300,000

Balance at December 31. 2013	$153,000	$-	$103,500	$300,000	$(136,591)

           Enviro-Serv, Inc.
Notes Related to Business Practices
Condensed Consolidated Financial Statements
December 31, 2013

Item 1. Business

Enviro-Serv, Inc. (the “Company”) is a Delaware Corporation seeking to build a portfolio of highly profitable enterprises that offer year round services such as pest control management, lawn and gardening care, pool maintenance, air conditioning/refrigeration installation and repairs and a host of additional onsite maintenance offerings. To date Enviro-Serv, Inc. has one wholly owned subsidiary, Pestmaster ServicesPestmaster Services a fully licensed pest control Florida Corporation in good standing both with SUNBIZ.ORG and the Department of Agricultural and Consumer Services. The websites of both companies are WWW.ENVIRO-SERV.COM AND WWW.PESTMASTER.COM

The principal methods of competition in the Company’s pest and termite control business are quality of service and guarantees, including service quality, product availability, and terms of guarantees, and reputation for safety, technical proficiency and price.
The Company’s pest control business is subject to various legislative and regulatory enactments that are designed to protect the environment, public health and consumers. Compliance with these requirements has not had a material negative impact on the Company’s financial position, results of operations or liquidity.

The federal law grants to the states the responsibility to be the primary agent in the enforcement and conditions under which pest control companies operate. Each state must meet certain guidelines of the Environmental protection Agency in regulating the following: licensing, record keeping, contracts, standards of application, training and registration of products. Each state has their regulatory programs to handle the special interests of citizens within their state.  The pest control industry is impacted by these federal and state agencies.

Item 2. Risk Factors

The Company operates in a highly competitive industry. The Company’s revenues and earnings may be affected by changes in competitors’ prices, and general economic issues. The Company competes with other large and small pest control companies for a finite number of customers. Although the Company believes that their experience and reputation for safety and quality service is excellent, they cannot assure investors that we will be able to maintain our competitive advantage.

Pest and termite services represent discretionary expenditures of our residential customers. If consumers restrict their discretionary spending, the Company may suffer a decline in revenues.
Acquisitions have been and will continue to be an important element of the Company’s business strategy. The Company cannot assure investors that future acquisition candidates will be identified and acquired on favorable terms to the Company. The Company cannot assure investors that the Company will be able to successfully integrate the operations and assets of acquired businesses with their own business. The inability to integrate and manage acquired businesses could have an adverse effect on the results of operations and financial condition of the Company.
The Company’s ability to remain productive and profitable will depend on the ability to attract and retain skilled workers.  Either the need to pay higher wages or the shortage of skilled employees could reduce the Company’s capacity for growth or profitability could be reduced.

The Company is significantly affected by environmental laws and regulations within the pest control industry. Management believes that present operations are in substantial compliance with such laws and have had no material adverse effect on operations to date. Such laws could be changed and the Company is unable to predict if changes could affect operations and financial condition of the Company.

Item 3. Financial Statement Note Information

These financial statements and schedules are the responsibility of the Company’s management. Management has prepared the statements in conformity with U.S. generally accepted accounting principles and when taken as a whole, presents fairly, in all material respects, the information set forth therein.

To better reflect the current financial condition of new entity Enviro-Serv Inc. the company has elected to eliminate the shares issued and the cost of these past issued shares to previous corporate charters over the past 16 years in the amount of $47,297,946. The cost of these shares and the additional paid in capital was applied against the retained (deficit) accumulated in prior years.

Various notes are in default and continue to accrue interest. The Company has not been able to make payments due to lack of funding. The Company has two default judgments in the amount of $88,989.80 and $50,000.00. To date, to the knowledge of the Company, no legal action has been taken to enforce these judgments. In addition, in February, 2009, the Company was contacted by three investors requesting the Company buy back their investments on a best efforts basis. The Company agreed to attempt to do so. The combined investment price was $235,000 and was to be paid by the Company over time on monthly payments. The Company was only able to make the first two payments. There was no legal action then or now against the company in this agreement. The company’s current position is that it no longer will accrue this liability and has removed this $235,000 liability.

Past Securities History:

Capital Structure Changes – Shares were increased by 5 for 1 split payable on 12/13/00 Capital Change - Shares increased by 2 for 1 split payable on 3/19/01.  Capital Change - Shares decreased by 1 for 2 split payable on 8/14/01.  Capital Change - Shares decreased by 1 for 100 split payable on 10/26/2001. Capital Change - Shares decreased by 1 for 150 split payable on 01/23/2007.  Capital Change - Shares decreased by 1 for 100 split payable on 12/07/2007.  Capital Change - Shares decreased by 1 for 300 split payable on 02/28/2012.

During the quarter ending September 30th, 2013 there was a total of class A common Stock retired in the amount of 643,261,378 which consisted of 582,077,376 from C.E.O Chris Trina and 60,000,000 from Director Sandy Shultz.

Newly authorized and issuance of Preferred security class:

August 5th, 2013 Company announces designation of 100,000,000 preferred shares and issues 5,829,957 class A preferred shares to CEO Chris Trina and issues 602,825 to Director Sandy Shultz of the same class in lieu of retired class A common shares. Additionally company issues Richard Tellone from X- Terminate Pest management 112,716 series B preferred and Bruce Luciano also from Pestmaster Services Pest 60,694 series B preferred shares to consummate the acquisition between the two companies. In April 2014 CEO Trina converted 4,265,957 to class A common stock for the purpose of utilizing his personal common stock holdings as collateralization in certain financing arrangements with an investor. In March 2014 and during Q1 a BOD anti-dilution resolution was ratified to increase holdings for executive Trina and Director Shultz to maintain controlling interest in EVSV. On May 8th, 2014 Trina was issued 996,000 Preferred A class shares and Shultz was issued 224,000 pursuant to the resolution.

After the quarter ended December 31st, 2013 and during the current quarter ending March 31, 2014 the company issued 85,000,000 class A common shares under rule 504 for total funding proceeds of $38,500 dollars received. Additionally Chris Trina, CEO registered and sold 6,400,000 rule 144 class A common shares for total gross proceeds of $3,200 for estate and college planning purposes. Additionally the company has entered into a bridge loan with an interested investment company in the amount of $15,000 which has been received. This note has been collateralized with a large portion of Chris Trina’s personal stock holdings. Additionally the company has amended its article of incorporation in Delaware to reflect an increase in authorized common shares to 2,950,000,000 from previous 950,000,000.

Critical Accounting Policies

The Company views critical accounting policies to be those policies that are very important to the portrayal of our Company’s financial position and results of operations that require management’s most difficult, complex or subjective judgments. These policies relate to the need for management to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies are as follows:

Accrual for Termite Contracts:
The Company has no accrual for the estimated costs for reapplications, repairs, labor and chemicals and other costs related to termite control applications.  Services to date have been limited and management expects losses to be immaterial at this point.

Revenue Recognition:
The Company recognizes revenue at the time the service is performed and paid for.

Depreciation and amortization:
Assets are deprecated or amortized on the straight line basis over the useful life of the asset.

Forward-Looking Statements
Management believes that environmental remediation costs estimated to be incurred are not material to the Company’s financial condition or operating results; the Company has no litigation that will have an adverse effect on the Company’s financial condition, results of operations or liquidity; the Company has adequate resources and borrowings to fund operations and obligations; the impact and amount of the Company’s obligations; management’s expectations regarding future claims; the expected collectability of billings; expected tax consequences; and the impact of future regulations and accounting pronouncements.

Results of Operations
The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks; timing and uncertainties including, without limitation, the possibility of an adverse ruling against the Company for any litigation; general economic conditions; market risk, changes in industry practices or technologies; the degree of success of the Company’s termite process reforms and pest control selling and treatment methods; the inability to identify future acquisitions; climate and weather trends; competitive pricing and pricing practices; potential increases in labor costs; and changes in various laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated.

No asset impairment charges were recorded for this period.  Management’s evaluation of the assets related to the goodwill of the Company are properly stated based upon comparison of the value of these assets in comparison to similar publicly traded companies.

PREDECESSOR ENTITY Transfer Technology International Corp.
Condensed Consolidated Statement of Operations
(Unaudited)

Three Months Ended
March 31, 2013

Revenue	$-
Cost of Goods	-
Gross Profit	$-

Expenses
Salaries	$-
Selling and marketing	-
General and Administative	200
Total Expenses	$200

Net (Loss) from Operations	$(200)

Net Income (Loss)	$(200)

PREDECESSOR ENTITY Transfer Technology International Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Three Months Ended
March 31, 2013

Net Income	$(200)

Net Cash Flow Used by Operating Activities	$(200)

Net Decrease in Cash	$(200)

Cash, Beginning of Period	200

Cash, End of Period	$-

PREDECESSOR ENTITY Transfer Technology International Corp.
Consolidated Statement of StockHolders Equity
March 31, 2013
(Unaudited)

		Additional
	Common	Paid-in-	Accumulated
	Stock	Capital	(Deficit)

Balance at December 31, 2012	$249,963	$46,408,962	$(48,566,548)

Net (loss) for period	-	-	(200)

Balance at March 31, 2013	$249,963	$46,408,962	$(48,566,748)

Transfer Technology International Corp.
Notes Related to Business Practices
Condensed Consolidated Financial Statements
March 31, 2013

Item 1. Business

Transfer Technology International Corp. (the “Company”) was a Delaware Corporation seeking new technology. In November 2009, The Company formed a new subsidiary called Xterminate, Inc., a Florida corporation, which launched their eco-friendly termite control business. The Company applies oil for termite control purposes.

As of the end of 2011, the Company began their focus on building a service business focused on pest control.

In the first quarter of 2013, the Board of Directors approved a resolution to amend the name of the Corporation from Transfer Technology International Corp. to Enviro-Serv, Inc. The Company applied for a stock symbol change from TTIN to EVSV which was subsequently approved.

Item 2. Risk Factors

The Company had incurred substantial losses through the year ended March 31, 2013. Management had been able to finance the losses through a series of private placements and convertible notes payable. The Company continued to seek other sources of financing and alternative ways of generating revenues through partnerships with other businesses.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans to raise capital provides an opportunity to continue as a going concern.

Item 3. Financial Statement Note Information

These financial statements and schedules are the responsibility of the Company’s management. Management has prepared the statements in conformity with U.S. generally accepted accounting principles and when taken as a whole, presents fairly, in all material respects, the information set forth therein.

For the quarter ended March 31, 2013, there was nominal activity in the business as Management was seeking new sources of financing to expand business development in the pest control industry.

Capital Structure Changes
On February 28, 2012, there was a 1 for 300 reverse stock split for the capital restructuring of the Company’s common stock.

Critical Accounting Policies

The Company views critical accounting policies to be those policies that are very important to the portrayal of our Company’s financial position and results of operations that require management’s most difficult, complex or subjective judgments. These policies relate to the need for management to make estimates about the effect of matters that are inherently uncertain. The critical accounting policies are as follows:

Accrual for Termite Contracts:
The Company has no accrual for the estimated costs for reapplications, repairs, labor and chemicals and other costs related to termite control applications.  Services to date have been limited and management expects losses to be immaterial at this point.

Revenue Recognition:
The Company recognizes revenue at the time the service is performed and paid for.

Depreciation and amortization:
Assets are deprecated or amortized on the straight line basis over the useful life of the asset.

Results of Operations
The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks; timing and uncertainties including, without limitation, the possibility of an adverse ruling against the Company for any litigation; general economic conditions; market risk, changes in industry practices or technologies; the degree of success of the Company’s termite process reforms and pest control selling and treatment methods; the inability to identify future acquisitions; climate and weather trends; competitive pricing and pricing practices; potential increases in labor costs; and changes in various laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated.

Part III – Exhibits

Index
1.           Charter and by-laws
2.           Subscription agreement
3.           Opinion re Legality
4.           Employment Agreement

SIGNATURES

The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 20, 2016.

ENVIRO-SERV, INC.

/s/ Chris Trina
By:   Chris Trina

Title: CEO